Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Ensysce Biosciences, Inc.
(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share, underlying secured convertible notes	Rule 457(c)	3,900,000	(3)	$0.485		$1,891,500	0.0000927	$176
	Equity	Common stock, par value $0.0001 per share, underlying warrants	Rule 457(c)	__
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share, underlying warrants	Rule 415(a)(6)	1,083,475	(4)			$8,266,914		$767	S-1	333-260478	November 3, 2021	$767
	Total Offering Amounts						$			$943
	Total Fees Previously Paid									$767
	Total Fee Offsets									$767
	Net Fee Due						$			$176

(1)	The shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), offered hereby also include such presently indeterminate number of shares of Common Stock as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.485, which is the average of the high and low prices of the Common Stock as reported on The NASDAQ Capital Market on August 16, 2022, which date is within five business days prior to filing this Registration Statement

(3)	Represents the resale of shares of Common Stock issuable or potentially issuable upon the conversion of certain secured convertible 6% original issue discount promissory notes in the aggregate principal amount remaining of $1,365,000 (after giving effect to the 6% original issue discount) that were issued to investors in certain private transactions described herein, plus interest thereon at the rate of 6% per annum based on a conversion price of $0.35 (after giving effect to certain potential anti-dilution adjustments).

(4)	Represents the resale of shares of Common Stock issuable or potentially issuance upon the exercise, at a reset exercise price of $0.78 per share, of certain warrants to purchase shares of Common Stock that were issued to investors in certain private transactions described herein (after giving effect to certain potential anti-dilution adjustments).